CONSULTING AGREEMENT

THIS AGREEMENT is made and entered into this day of August 8, 2014, between Scott Kufus, located at 120 Quail Pond Circle, Casselberry, Florida 02127 (hereinafter referred to as ("SK") and Emergent Health Corporation, having a principal place of business at 20104 Valley Forge Circle, King of Prussia, PA 19406 **("Emergent Health Corporation")** (hereinafter referred to as the "EMGE").

WITNESSETH:

WHEREAS, SK is a Business consultant which specializes in assessment and development of EMGE's business plans, helping to build and set up the direct selling company and planning the roll out of the sales and marketing to include MLM software, commission plan structure, branding and labeling, facilitating key introductions, introducing sources for products and services and general advising relating to the "EMGE"s general business development and growth and:

WHEREAS, EMGE, its owners and/or Principals, subsidiaries, affiliates, directors and representatives, collectively referred to as the EMGE, desires to have SK provide business advisory services; and

WHEREAS, EMGE has determined that the consulting engagement described herein is not in contravention of any existing agreements; and

WHEREAS, SK has access to the necessary resources to undertake the tasks contemplated in this Agreement, guarantees that it has all of the licenses and permissions required by law ; and

WHEREAS, SK is willing to accept EMGE as a client

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. **ENGAGEMENT**: EMGE hereby engages SK to perform consulting services described in Section 2 of this Agreement, but subject to the further provisions of this Agreement.

2. **CONSULTING SERVICES:** SK's duties shall consist of the following:
    A. Assisting EMGE setting up and building the MLM business.
    B. Advise on all marketing and sales functions for the next 5 months.
    C. Keep EMGE ownership/shareholders informed regarding all of the steps and the ongoing progress.

3. **TIME OF PERFORMANCE:** Services to be performed under this Agreement shall commence upon the execution of this Agreement, and shall continue at will for a period of twelve (5) months. SK shall render the Services and deliver the required services and other deliverables ("Deliverables") in accordance with this agreement.

4. **COMPENSATION TO BE PAID BY Emergent Healthcare Corporation**: The retainer fee is $6,500.00 upon the signature of the agreement with "SK'. Then commencing on every month after for the remaining 4 months. Any stock awards based on performance for the functions listed above in section (2) will be outlined within 30 days of the effective date of this agreement in a separate agreement.

A. EMGE shall pay all reasonable travel costs and expenses incurred by SK in carrying out its duties and obligations pursuant to the provisions of this Agreement, including but not limited to transportation, lodging and food expenses, when such travel is conducted on behalf of EMGE, provided all cost and expense items in excess of five hundred dollars ($500.00) per month must be approved by EMGE in writing prior to SK's incurrence of the same.

5. **LIMITATION OF SK LIABILITY:** If SK fails to perform its services hereunder, its entire liability to EMGE shall not exceed the actual damage to EMGE as a result of such non-performance. IN NO EVENT WILL SK BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE EMGE BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT. EMGE expressly acknowledges that (i) SK is making no representations in terms of assuring that any funding will be obtained; (ii) EMGE understands it must employ its own legal, accounting and tax counsel to review and approve any transactions; (iii) SK is in no way providing legal, financial or tax advice upon which the EMGE should act without consulting its own counsel; and (iv) SK makes no representations that any introductions made by SK will result in a tangible benefit to the EMGE. All work by SK is on a "best effort" basis.

6. **CONFIDENTIALITY/NONDISCLOSURE/NONCIRCUMVENTION:** (A) Until such time as the same may become publicly known, SK agrees that any information of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon written request of the EMGE, all materials and original documentation provided by the EMGE will either be destroyed or returned at SK's option. (B) Further, the EMGE agrees not to circumvent or interfere with or attempt to circumvent or interfere with the business relationships existing between SK and any entities introduced to EMGE by SK. (C) EMGE may disclose information concerning any source introduced by SK to its professional advisors, such as legal counsel or accountants, but must first establish that all agents must abide by the EMGE's obligations and covenants pertaining to non-disclosure established herein. (D) (SK) shall not engage in any capacity or activity which is contrary to the welfare, interest or benefit of the business conducted by EMGE

7. **NOTICES:** All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail, express mail, or by national overnight courier services. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder will be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith, the parties and their respective counsel agreeing that in giving such notice, such counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

8. **SEPARABILITY:** If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, such provision, to the extent invalid, illegal or unenforceable, shall be modified to the extent necessary to be legal, valid, and enforceable, and shall not affect any other provision hereof.

9. **RELATIONSHIPS BETWEEN PARTIES:** No Agency. Nothing in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between the parties. SK is not an agent of EMGE and has no express or implied authority to act on behalf of, or make any representations whatsoever on behalf of EMGE by virtue of this Agreement. Similarly, EMGE is not an agent of SK and EMGE has no express or implied authority to act on behalf of, or make any representations on behalf of SK by virtue of this Agreement. Neither party shall have the power or authority to bind the other party to any contract or obligation without the other Party's express, written permission. No other relationship exists between the parties except for the agreement established hereby.

10. MISCELLANEOUS:

A. GOVERNING LAW: This Agreement shall be governed by the laws of the State of California. Venue for all litigation shall be Orange County, CA. SK shall be entitled to reimbursement of any reasonable legal fees and costs, including attorney fees, if EMGE fails to pay SK in accordance with the terms of this Agreement and SK initiates legal action and wins in the court proceeding.
B. CURRENCY: References to dollars shall be deemed to be United States Dollars.
C. MULTIPLE/FAXED COUNTERPARTS: This Agreement may be executed in multiple counterparts, and by fax transmission, each of which shall be deemed an original. It shall be necessary that each party execute each counterpart.
D. LIMIT OF PROFESSIONAL CAPACITIES: The parties acknowledge that SK is not serving in an official audit capacity, nor acting as an attorney, nor in any way providing any formal tax opinions. SK recommends the EMGE obtain independent legal and tax counsel to participate in the process.
E. TERMINATION: Either party may terminate this Agreement at any time with or without cause by giving at least thirty (30) days notice to the other party. Should SK terminate this Agreement SK shall forfeit any future compensation not already earned. Should EMGE terminate, other than as allowed herein, SK shall be entitled to all compensation referenced in Section 4 as of the date of receipt of termination notice.
F. ASSIGNMENT: SK shall have the right to assign any proceeds due under this Agreement.
G. NON-EXCLUSIVE NATURE: The EMGE acknowledges that EMGE is not the only client being provided services by SK, and that ARCHER CAPITAL CORP is under no obligation to provide priority treatment to EMGE relative to other clients of ARCHER CAPITAL CORP. The EMGE, subject to the provisions herein, shall have the right to pursue alternative funding sources.
H. REGISTRATION: The parties acknowledge that any of the following shall evidence a registration of a SK source: (i) a telephonic call between the EMGE and a SK source, (ii) the e-mailing of contact info to the EMGE or to a SK source about the other party, (iii) the mailing, faxing, or e-mailing of any project information to a SK source, (iv) any introductions of third parties who in turn introduce a revenue source to the EMGE, (v) any in person meetings between the EMGE and a ARCHER CAPITAL CORP source, and (vi) any other direct actions taken which clearly link ARCHER CAPITAL CORP and the revenue source. In the event EMGE is in current and ongoing substantive discussions with a source that SK intends to, or does introduce, the EMGE will give SK notice within two (2) business days of learning of such source that the EMGE does not wish SK to pursue said source. Failure to do so shall qualify such source as registered to SK.

By: Steve Hussey
Mr. Steve Hussey
President and CEO

By:____________________
Scotty Kufus, Consultant